EXHIBIT 10.10

NON-COMPETITION and NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of February 11, 2003, by and among Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Marvin Tancer, an individual (“Employee”).

RECITALS

The Company is engaged or proposes to engage in the business of researching, developing, manufacturing, licensing, selling, and distributing therapeutics and diagnostic technologies using nucleotides and oligonucleotides (such business being collectively referred to herein as the “Business”).

From and after the closing of the transactions contemplated by the Purchase Agreement (as defined below), the Company proposes that its principal business activities shall relate to the research, development, manufacture, license, sale and distribution of therapeutic products using siRNA technology (hereinafter, “siRNA Technology”). During the Non-Competition Period (as hereinafter defined), the Company may, in addition to or in substitution for siRNA Technology, have additional platform technologies as its principal business activity or activities, including without limitation programs in therapeutic areas where the Company has advanced a product into pre-clinical toxicology or later stages of development (the “Field of Interest”). For example, the current Field of Interest would include without limitation the viruses HBV and HCV and the therapeutic gene target VEGF-Receptor R-1, which are within the scope of the Company’s current principal business activities, but other therapeutic areas, such as anti-viral therapeutic products and specific cancer therapeutics, would exceed the scope of activities covered by the current Field of Interest.

Employee is one of the Company’s key employees, an executive officer of the Company, and a member of the Company’s management team. Employee acknowledges that he has detailed knowledge of the Intellectual Property and other confidential and proprietary information of the Company.

Pursuant to the Common Stock and Warrant Purchase Agreement dated as of February 11, 2003 by and among the Company and the Investors listed on Exhibit A thereto (the “Purchase Agreement”), on the terms and subject to the conditions set forth therein, the Company will issue securities to the Investors. Capitalized terms used herein shall have the meanings set forth herein or, if not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

Employee has considered the effects of this Agreement, consider them reasonable and, in order to induce the Investors to enter into the Purchase Agreement and to enter into or consent to the transactions contemplated thereby (including without limitation the Employment Agreement between the Employee and the Company dated as of the date hereof (the “Employment Agreement”), which agreement would otherwise be prohibited by the terms of the Purchase

Agreement), and in order to obtain the privileges, protections, and benefits of the Employment Agreement, Employee has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Employee and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE 1

NON-COMPETITION

1.1 Non-Competition. As an inducement for the Investors to enter into the Purchase Agreement and to enter into or consent to the transactions contemplated thereby, and in order to obtain the privileges, protections, and benefits of the Employment Agreement, Employee agrees that from and after the effective date of the Purchase Agreement (the “Effective Date”) and until two and one-half (2½) years thereafter (the “Non-Competition Period”);

(a) Employee shall not, anywhere in the United States, engage, without the express prior written consent of the Company, in any business or activity in direct competition with Company in the then current Field of Interest, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any business, activity or Person in direct competition with the Company in the then current Field of Interest (a “Competing Business”).

(b) Employee shall not, anywhere in Colorado, engage, without the express prior written consent of the Company, in any business or activity in direct competition with the Company in the then current Field of Interest, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any Competing Business.

(c) Employee shall not, in any of the counties in the State of Colorado, engage, without the express prior written consent of the Company, in any business or activity in direct competition with the Company in the then current Field of Interest, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any Competing Business.

1.2 Limitation on Prohibited Activities. Notwithstanding anything to the contrary contained in this Agreement, if the Employee’s employment with the Company terminates for any reason prior to the end of the Non-Competition Period, Employee may thereafter engage, without the consent of the Company, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing) for a Person that is engaged in the then current Field of Interest at the time of termination of Employee’s employment with the Company, so long as (i) the principal business activity of such Person is not in such Field of Interest and (ii) Employee does not personally engage or provide counsel, advice, or direction in any activities that are within such Field of Interest for such Person. For the avoidance of doubt, Employee may become a senior executive for a Person that is engaged in such Field of Interest and may have employees reporting to him that are engaged in such Field of Interest, so long as Employee does not personally engage directly or directly provide counsel, advice or direction in any activities that are within such Field of Interest.

1.3 Publicly Traded Securities. Notwithstanding the foregoing, Employee may own, directly or indirectly, up to one percent (1%) of any class of “publicly traded securities” of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.3, “publicly traded securities” shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market.

1.4 No Interference with the Business; Non-Solicitation. As an inducement for the Investors to enter into the Purchase Agreement, Employee agrees that, during the Non-Competition Period, Employee shall not for any reason intentionally or knowingly or willfully (a) with respect to the Business, solicit or divert any business, clients, customers, or partners made known to Employee during his employment with the Company away from the Company, (b) induce customers, clients, partners, suppliers, agents or other Persons under contract or otherwise associated or doing business with the Company who are made known to Employee during his employment with the Company to reduce or alter any such association or business with the Company, and/or (c) solicit any Person in the employment of the Company to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than the Company.

ARTICLE 2

REMEDIES

2.1 Remedies. The parties to this Agreement agree that (i) if Employee materially breaches Article 1 of this Agreement, the damage to the Company may be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy, and (ii) if Employee is in breach of any provision of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and injunctive and other equitable relief from any court of competent jurisdiction to prevent or restrain a breach of any provision of this Agreement.

ARTICLE 3

TERM AND TERMINATION

3.1 Term. This Agreement shall commence as of the Effective Date, and shall terminate at the end of the Non-Competition Period; provided, that this Agreement shall terminate and be of no force or effect in the event that the transactions contemplated by the Purchase Agreement are not consummated for any reason.

ARTICLE 4

MISCELLANEOUS

4.1 Entire Agreement; Amendments and Waivers; Several Agreements. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity. In addition to this Agreement between the Company and Employee, the Company has entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with any other employee of the Company and a breach of a similar agreement by any other employee of the Company shall not constitute a breach of this Agreement. No waiver by the Company of any term or condition of this Agreement with respect to Employee, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other employee of the Company or any other Person.

4.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or dispatched by nationally recognized overnight courier prepaid, to the respective parties at the following addresses or facsimile numbers:

If to the Company:	Ribozyme Pharmaceuticals, Inc. 2950 Wilderness Place Boulder, CO 80301 Attn: General Counsel Fax: (303) 449-6995

If to Employee:	To the address or facsimile number for notice set forth on the last page hereof.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this section, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this section, be deemed given on the earlier of the first Business Day following the date deposited with such overnight courier with the requisite payment and instructions to effect delivery on the next business day or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

4.4 Purchase Agreement. In the event the Purchase Agreement is not consummated or is terminated for any reason (other than a breach of this Agreement) in accordance with its terms, this Agreement shall be null and void.

4.5 Severability. To the extent any provision of this Agreement shall be determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible. In the absence of such reformation, such part of such provision shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental Entity in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of the Company. Employee shall not be entitled to assign his obligations hereunder. The Company may assign its rights under this Agreement to successors and assigns of the Company that succeed to all or substantially all of that portion of the Company’s business to which the employment of Employee principally relates. Employee agrees that, upon request therefor, Employee will, in writing, acknowledge and consent to any such assignment of this Agreement.

4.7 Representations and Warranties. To Employee’s knowledge, Employee represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against Employee in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

4.8 Effective Time. This Agreement shall become effective upon the closing of the transaction contemplated by the Purchase Agreement.

4.9 Independent Review and Advice. Employee represents and warrants that Employee has carefully read this Agreement; that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Employee has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters; that Employee has been advised to, and has had the opportunity to, consult with Employee’s personal attorney prior to entering into this Agreement; and that Employee is entering into this Agreement of Employee’s own free will. Employee expressly agrees that he or she has no expectations or understandings contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof. Employee acknowledges that Sills Cummis Radin Tischman Epstein & Gross P.A. and Stroock & Stroock & Lavan LLP represent the Company and do not represent Employee in connection with this Agreement, the Purchase Agreement, or any of the transactions contemplated thereby or hereby.

IN WITNESS WHEREOF, the parties have executed this Non-Competition and Non-Solicitation Agreement effective as of the date first written above.

COMPANY		EMPLOYEE

By:	/s/ HOWARD W. ROBIN	/s/ MARVIN TANCER
	Howard W. Robin President & CEO Ribozyme Pharmaceuticals, Inc.	Marvin Tancer 2424 Keller Farm Drive Boulder, CO 80304